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                                                                     EXHIBIT 4.3

                             ATRIUM COMPANIES, INC.
                                   AS ISSUER,


                          THE GUARANTORS NAMED HEREIN,
                                 AS GUARANTORS,


                                       AND


                         U.S. BANK NATIONAL ASSOCIATION,
                              AS SUCCESSOR TRUSTEE

                     ---------------------------------------


                          SECOND SUPPLEMENTAL INDENTURE

                          DATED AS OF JANUARY 24, 2003

                                     TO THE

                                    INDENTURE

                            DATED AS OF MAY 17, 1999

                     ---------------------------------------


                                  $175,000,000

              10 1/2% SENIOR SUBORDINATED NOTES DUE 2010, SERIES A 10 1/2% SENIOR SUBORDINATED NOTES DUE 2009, SERIES B



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SECOND SUPPLEMENTAL INDENTURE, dated as of January 24, 2003 (the "Second
Supplement"), by and among ATRIUM COMPANIES, INC. (the "Company"), as Issuer, Atrium Corporation, a Delaware corporation ("Atrium Corporation"), Wing Industries, Inc., a Texas corporation, R.G. Darby, Inc., an Alabama corporation, Total Trim, Inc., an Alabama corporation, Atrium Door and Window Company of Arizona, a Delaware corporation, Atrium Door and Window Company of the Northeast, a Connecticut corporation, Atrium Door and Window Company - West Coast, a Texas corporation, Atrium Vinyl, Inc., a Delaware corporation, Thermal Industries, Inc., a Delaware corporation, Atrium Door and Window Company of the Northwest, a Delaware corporation, Atrium Door and Window Company of the Rockies, a Colorado corporation, Atrium Extrusion Systems, a Delaware corporation (collectively, the "Existing Guarantors"), MD Casting, Inc., a Delaware corporation ("MD Casting"), and Aluminum Screen Manufacturers, Inc., a Delaware corporation ("ASM", and together with MD Casting, the "Additional Guarantors," and together with the Existing Guarantors, the "Guarantors"), and U.S. Bank, National Association (as successor to STATE STREET BANK AND TRUST COMPANY), as Trustee (the "Trustee").

Capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture, dated as of May 17, 1999, as amended from time to time (the "Indenture"), by and among the Company, the Existing Guarantors and the State Street Bank and Trust Company as original Trustee.

                                    RECITALS:

WHEREAS, the Company and the Existing Guarantors desire to amend the Indenture to add the Additional Guarantors each as a Guarantor of the Company's obligations under the Indenture, pursuant to Section 9.01(e) and Section 12.04 thereof.

NOW THEREFORE:

1. Pursuant to Section 9.01(e) and Section 12.04 of the Indenture, the parties hereby agree to add, effective as of the date hereof, the Additional Guarantors each as a Guarantor under the Indenture and each Additional Guarantor agrees to be subject to the provisions of the Indenture as a Guarantor by virtue of the execution of this Second Supplement and hereby agrees that the defined term "Guarantor" contained in Section 1.01 of the Indenture shall be deemed amended to include the additional Guarantors. Each Additional Guarantor shall execute and deliver to the Trustee contemporaneously herewith, a Guarantee in the form as attached as Exhibit D to the Indenture.

2. Nothing contained herein shall be deemed or construed to relieve any party to the Indenture of its obligations thereunder as in effect immediately prior to the effectiveness of this Second Supplement or the impair any of such obligations in any way and, except to the extent the Indenture is amended hereby, the Indenture shall remain in full force and effect and each of the parties hereto hereby confirms all the terms and provisions of the Indenture as amended hereby.

3. This Second Supplement may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.


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4.       This Second Supplement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflict of laws thereunder.

5. The recitals contained in this Second Supplement shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplement.







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IN WITNESS WHEREOF, the parties have caused this Second Supplement to the
Indenture to be duly executed and attested as of the date and year first written above.

                               ATRIUM COMPANIES, INC.
                               ATRIUM CORPORATION
                               ATRIUM DOOR AND WINDOW COMPANY-WEST COAST
                               ATRIUM DOOR AND WINDOW COMPANY OF ARIZONA
                               ATRIUM DOOR AND WINDOW COMPANY OF THE NORTHEAST ATRIUM DOOR AND WINDOW COMPANY OF THE NORTHWEST ATRIUM DOOR AND WINDOW COMPANY OF THE ROCKIES R.G. DARBY COMPANY, INC.
                               WING INDUSTRIES, INC.
                               TOTAL TRIM, INC.
                               ATRIUM VINYL, INC.
                               THERMAL INDUSTRIES, INC.
                               ATRIUM EXTRUSION SYSTEMS, INC.
                               MD CASTING, INC.
                               ALUMINUM SCREEN MANUFACTURERS, INC.



                               By:
                                  ---------------------------------------------
                                  Name:  Eric W. Long
                                  Title: Executive Vice President and Chief
                                         Financial Officer



                            [SIGNATURE PAGE FOLLOWS]





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                                               US BANK, NATIONAL ASSOCIATION, as
                                               successor Trustee


                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title: